EXHIBIT EX-10.3


                                  TABLE OF CONTENTS

                                                                         Page
          1.  PURCHASE AND SALE OF SHARES.                                 2
          2.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY.               3
          3.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.                 6
          4.  LEGENDS.                                                     6
          5.  CONDITIONS TO PURCHASER'S OBLIGATIONS AT THE CLOSING.        7
          6.  CONDITIONS TO THE COMPANY'S OBLIGATIONS.                     7
          7.  COVENANTS OF THE COMPANY                                     8
          8.  RIGHT OF FIRST REFUSAL                                       9
          9.  OPTIONS TO ACQUIRE ADDITIONAL SHARES.                       10
          10. AGREEMENT REGARDING THE TECHNOLOGY                          10
          11. GOVERNING LAW AND JURISDICTION.                             11
          12. ENTIRE AGREEMENT.                                           11
          13. FINDER'S FEES.                                              11
          14. MISCELLANEOUS                                               11

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                                       INVESTMENT AGREEMENT
               This Investment Agreement (the "Agreement") is entered into as of December 29, 1999, by and between Asea Brown Boveri Inc., a Delaware corporation ("Purchaser"), and FarWest Group, a Nevada corporation (the "Company").

                                            Recitals

               1. The Company is in possession of confidential and proprietary information relating to various technologies, including but not limited to Capacitive Deionization, and set forth in certain patents, patent applications and confidential information which includes technical know how , (all of which is hereinafter referred to as the "Technology") some of which is owned outright by the Company and some of which is licensed by the Company under a license agreement between the Company and the Regents of the University of California as manager of the Lawrence Livermore National Laboratory ( the "License Agreement"); and

               2. The Company desires to enter into a mutually satisfactory relationship with the Purchaser to promote, market and develop commercial products, systems, and/or technologies and/or products incorporating the teachings of the Technology; and

               3. Purchaser desires to acquire, in consideration of cash payments, shares of the Company and the exclusive right to study the Technology for a period of six (6) months with an exclusive right to negotiate the terms of an exclusive license, purchase agreement or other agreement which would provide Purchaser the opportunity to commercialize the Technology, and the Company desires to grant the right to study the Technology and to enter into such a license, purchase or other agreement relating to the Technology subject to the mutual agreement of the parties; and

              4. The Purchaser desires to obtain certain rights related to the purchase of shares of the Company in connection with these transactions and the Company desires to grant such rights.
          Now, Therefore, in consideration of the mutual promises and covenants herein Purchaser and Company agree as follows:


                                  1.  Purchase and Sale of Shares.

               1.1 Purchase and Sale of Shares. Purchaser shall purchase from the Company, and the Company shall sell to Purchaser two hundred fifty thousand (250,000) shares of the Company's common stock (the "Shares") at a purchase price of Two Dollars ($2.00) per Share on a date on or before December 31, 1999. (the "First Closing"). Purchaser shall purchase from the Company, and the Company shall sell to Purchaser an additional two hundred fifty thousand (250,000) shares of the Company's common stock (the "Additional Shares") at a purchase price of Two Dollars ($2.00) per Share on a date on or before January 31, 2000 (the "Second Closing").

               1.2 Deliveries. At the First Closing, Purchaser shall deliver to the Company $500,000 (the "First Purchase Price"). The First Purchase Price shall be payable in cash by check or wire

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
          transfer made payable to the Company and the Company shall deliver to Purchaser a certificate representing Purchaser's ownership of the Shares. At the Second Closing, Purchaser shall deliver to the Company $500,000 (the "Second Purchase Price"). The Second Purchase Price shall be payable in cash by check or wire transfer made payable to the Company, and the Company shall deliver to Purchaser a certificate representing Purchaser's ownership of the Additional Shares.

                                  2.  Representations and Warranties of the
          Company.

               The Company hereby represents and warrants to Purchaser as of the First Closing and the Second Closing as follows:

               2.1 Due Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the corporate power and authority to own or lease its properties, rights and assets and to conduct its business as presently proposed to be conducted. The Articles of Incorporation and By- Laws of the Company attached as exhibits to the Company's Form 10-SB filed with the United States Securities and Exchange Commission (the "SEC") as of November 29, 1999 (the "Form 10-SB") are correct and complete as of the First Closing and the Second Closing and will not be amended prior to the Second Closing.

               2.2 Authority. The Company has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

               2.3 No Violation. The execution, delivery and performance by the Company of this Agreement do not and will not (i) violate or breach the Articles of Incorporation or bylaws of the Company,
          (ii) violate or conflict with any applicable law, (iii) violate, breach, cause a default under or otherwise give rise to a right of termination, cancellation or acceleration with respect to (presently, or with the giving of notice or the passage of time) any material agreement, contract or instrument to which the Company is a party or by which its assets are bound, or
          (iv) result in the creation or imposition of any lien, pledge, mortgage, claim, charge or encumbrance upon any assets of the Company.

               2.4 No Third Party Consent. Assuming the accuracy of Purchaser's representations and warranties in Section 3, no consent, authorization, license, permit, registration or approval of, or exemption or other action by, any governmental authority or other person is required in connection with the Company's execution and delivery of this Agreement or with the performance by the Company of its obligations hereunder, except: (i) in each case for any consent, authorization, license, permit, registration or approval as have been obtained and remain in full force and effect; (ii) transactions contemplated by Sections 9(c) and 10 of this Agreement which may require shareholder approval consistent with the requirements of Nevada law.

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

               2.5 Authorized Capital. The authorized capital stock of the Company is as set forth in Item 8 of the Form 10-SB. The Shares and the Additional Shares will, upon issuance pursuant to the terms of this Agreement, be duly and validly authorized and issued, fully paid and nonassessable. All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable and have been issued in compliance with applicable Federal and state securities' laws.

               2.6 Subsidiaries The Company's subsidiaries are as set forth in the Form 10-SB. Other than as set forth in the Form 10-SB the Company has no equity, partnership or membership interest in any corporation, association or business entity.

               2.7 SEC Filings and Qualification as a Small Business Issuer. The Company has filed all forms, reports and documents required to be filed with the SEC (collectively, the "Company SEC Reports"). The Company is qualified as a small business issuer as defined under Regulation S-B. The Company SEC Reports
          (i) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. There are no amendments which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

               2.8 Financial Statements. The financial statements of the Company set forth as Exhibit 1 to the Form 10 SB (the "Financial Statements") were prepared in accordance with generally accepted accounting principles consistently applied during the periods covered thereby, are correct and complete, in all material respects, and fairly present the financial position of the Company on the dates of such statements and the results of the operations of the Company for the periods covered thereby.

               2.9  Absence of  Undisclosed Liabilities.  Except as  and to
          the extent reflected or reserved against in the most recent balance sheet set forth in the Financial Statements (the "Balance Sheet"), the Company has no material accrued or contingent liability or liabilities arising out of any transaction or state of facts existing prior to the date hereof other than liabilities incurred in the ordinary course of business subsequent to the date of the Balance Sheet which individually or in the aggregate are not material to the financial condition or operating results to the Company taken as a whole.

               2.10 Absence of Certain Developments. Since the date of the Balance Sheet there has been (i) no material adverse change in the condition (financial or otherwise) of the Company or in the assets, liabilities, properties or business of the Company and (ii) no acquisition or disposition of any assets (or any contract or arrangement therefor), nor any other transaction or commitment by the Company otherwise than for fair value in the ordinary course of business.

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
               2.11 Title to Properties. The Company's title to, ownership of and rights to the assets, tangible and intangible (including the Technology), which are used in its business are as set forth in the Form 10-SB and the Exhibits thereto.

               2.12 Tax Matters. Except as set forth in Exhibit 2.12 attached hereto: (i) the Company has filed all tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due or for which adequate provision has been made in the Financial Statements; (ii) all material taxes and other material assessments and levies which the Company is required to withhold or collect have been withheld and collected and have been paid over to the proper governmental authorities; (iii) no controversy with respect to taxes of any type is pending or, to the knowledge of the Company, threatened.

               2.13 Contracts and Commitments. Except as set forth in the Form 10-SB, the Company is not a party to any contract, obligation or commitment of any kind which involves a potential commitment in excess of $100,000 or which is otherwise material and not entered into in the ordinary course of business.

               2.14   Intellectual Property Rights.   The License Agreement
          is in full force and effect, the Company has not received notice of termination or intent to terminate the License Agreement and also the Company owns or possesses adequate rights to use all of the Technology which is not subject to the License Agreement. To the knowledge of the Company, the present business activities and products of the Company do not infringe, in any material respect, any rights of others and the Company has not received any written notice or other claim from any person asserting such infringement.

               2.15 Litigation. There is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company, threatened (i) against the Company affecting any of the Company's properties or assets, including without limitation, the Technology, (ii) to the knowledge of the Company, against any officer or key employee of the Company with respect to the Company's business activities, nor to the knowledge of the Company has there occurred any event or does there exist any condition on the basis of which any litigation, proceeding or investigation might properly be instituted.

               2.16 No Solicitation or Advertisement. Neither the Company nor any person acting on its behalf has engaged, in connection with the offering of the Shares or the Additional Shares to the Purchaser, in any form of general solicitation or general
          advertising  within   the  meaning  of  Rule   502(c)  under  the
          Securities Act.

               2.17 Securities Act Registration. Assuming that the representations and warranties of the Purchasers contained herein are true, it is not necessary in connection with the offer, sale and delivery of the Shares or the Additional Shares in the manner contemplated by this Agreement to register the Shares or the Additional Shares under applicable federal or state securities or blue sky laws regulating the issuance or sale of securities.

               2.18 Compliance with Laws. To its knowledge the Company is in material compliance with all laws, regulations and ordinances which apply to its business and has all material

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          franchises,  permits, licenses  and other  rights  and privileges necessary to permit it to own its property and to conduct its business as it is presently conducted.

                                  3.    Representations  and Warranties  of
          Purchaser.

               Purchaser hereby severally represents and warrants to the Company as follows:

               3.1 Purchase for Investment. Purchaser is experienced in evaluating and investing in companies such as the Company. Purchaser is acquiring the Shares for investment for its own account and not with a view to, or for resale in connection with, any distribution. Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Act which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.

               3.2 No Sale without Registration. Purchaser acknowledges that the Shares must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. Purchaser is aware of the provisions of Rules 144 and 144A promulgated under the Act and the limitations on resales of securities imposed thereby.

               3.3 Accredited Investor Status. Purchaser is a sophisticated investor with such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of a prospective investment in the Shares and is capable of bearing the economic risks of such investment. The Purchaser is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

               3.4 Authorization. Purchaser has full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

               3.5 No Other Representations. Purchaser acknowledges that neither the Company nor any of its officers, directors, stockholders or agents has made any representation or warranty, either express or implied, to Purchaser regarding the Company, the Shares or the investment contemplated by this Agreement, except for the representations and warranties of the Company set forth in Section 2 hereof.

                                  4.  Legends.

               All certificates representing any of the shares of Stock subject to the provisions of this Agreement shall have endorsed thereon the following legend:

               (a)"THE SALE AND ISSUANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION. THESE SECURITIES MAY BE

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
          OFFERED, SOLD, PLEDGED OR TRANSFERRED ONLY PURSUANT TO ANY EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT, AND IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."


               (b) Any legend required to be placed thereon by applicable blue sky laws of any state.

                                  5.  Conditions to Purchaser's Obligations
          at the Closing.

               The obligation of the Purchaser to purchase the Shares and the Additional Shares is subject to the fulfillment to the satisfaction of the Purchaser of each of the following conditions:

               5.1 Representations and Warranties Correct; Performance of Obligations. The representations and warranties made by the Company in this Agreement shall be true and correct when made, and shall be true and correct on the date of each of the First Closing (with regard to the Shares) and the Second Closing (with regard to the Additional Shares) with the same force and effect as if they had been made on and as of said dates, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the First Closing (with regard to the Shares) and on or prior to the Second Closing (with regard to the Additional Shares)..

               5.2 Securities Laws. On the date of both of the First Closing and the Second Closing the Company shall have complied with the qualification or exemption requirements of applicable federal and state securities laws.

               5.3 Consents and Waivers. The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to each of the First Closing and the Second Closing.

               5.4 Absence of Material Adverse Change. Prior to both the First Closing and the Second Closing the Company shall have represented to the Purchaser that no material change has occurred with respect to Company's business, financial condition, assets or operations, and prior to the Second Closing, Purchaser's due diligence review of the Company does not reveal facts which are, in the reasonable business judgment of the Purchaser, materially adverse to the financial and legal status of the Company.

              5.5 Officer's Certificate. At the First Closing and the Second Closing, the Purchaser shall have received the certificate of the Chief Executive Officer or Chief Operating Officer of the Company to the effect that all conditions stated in this
          Section 5 to the Purchaser's obligations at each of the Closings have been satisfied.

                                  6.      Conditions   to   the   Company's
          Obligations.

               The obligations of the Company under this Agreement are subject to the fulfillment at or before the Closing of each of the following conditions:

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               6.1     Representations   and  Warranties;   Performance  of
          Obligations. The representations and warranties of the Purchaser contained in Section 3 shall be true as of the date of each of the First Closing (with regard to the Shares) and the Second Closing (with regard to the Additional Shares); and the Purchaser shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to each of
          the  First   Closing (with regard  to the Shares)  and the Second
          Closing (with regard to the Additional Shares).

               6.2   Consents  and Waivers.   The   Purchaser   shall  have
          obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement which need to be obtained prior to each of the First Closing and the Second Closing.

                                  7.  Covenants of the Company

               The Company covenants and agrees that it will observe the following covenants:

               7.1 Research and Development Program. The Company shall immediately after the First Closing prepare with the Purchaser a research and development program between the parties (the "Research and Development Agreement").

               7.2 Information Rights. The Company hereby covenants and agrees that it will furnish as soon as possible after the end of each fiscal year and in any event within ninety (90) days thereafter, the consolidated balance sheet of the Company and its subsidiaries, if any, as at the end of such fiscal year, the audited consolidated (if the Company has any subsidiaries) financial statements of the Company for such fiscal year, including a balance sheet and income and cash flow statements. In addition, the Company shall provide the Purchaser and its agents reasonable access to the Company and its facilities, books and records, contracts and assets and shall cause the directors, employees, accountants, and other agents and representatives of the Company to cooperate fully with the Purchaser in connection with its due diligence investigation of the Company referred to in Section 5.4 of this Agreement.

               7.3 Board of Directors Member or Observer. The Company agrees to nominate and cause to be elected a member of the Board of Directors selected by the Purchaser, or to allow one authorized representative of the Purchaser (the "Representative") to attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity, and shall provide such Representative with such notice of and other information with respect to such meetings as are delivered to the directors of the Company. The Purchaser agrees to take reasonable measures to maintain the confidentiality of all financial and other confidential proprietary information of the Company obtained by it as a result.

               7.4  Registration Rights.

               (a) If the Company shall receive at any time after six (6) months after the effective date of a registration statement for a public offering of securities of the Company in the United States (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan

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
          or an SEC Rule 145 transaction), a written request from the Purchaser that the Company file a registration statement under the Securities Act then the Company shall, within ten (10) days of the receipt thereof and shall use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Securities Act of the shares owned by the Purchaser which the Purchaser requests to be registered within twenty (20) days of the mailing of such notice by the Company.

               (b) Provided that the Purchaser has purchased the Shares and the Additional Shares and has exercised the Equity Options, if the Purchaser intends to distribute its shares which are to be registered (the "Registrable Securities") covered by its request by means of an underwriting, the Purchaser shall so advise the Company as a part of its request and the Company shall include such information by written notice. The underwriter will be selected by the Purchaser and shall be reasonably acceptable to the Company. The Purchaser shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If the underwriter advises the Purchaser in writing that marketing factors require a limitation of the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwriting shall be allocated based upon the amount of Registrable Securities of the Company owned by the Purchaser; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

               (c) Notwithstanding the foregoing, if the Company shall furnish to Purchaser requesting a registration statement pursuant to this section, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of Purchaser; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

               (d) All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the Purchaser selected with the approval of the Company, which approval shall not be unreasonably withheld, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun if the registration request is subsequently withdrawn at the request of the Purchaser.

                                  8.  Right Of First Refusal

               For purposes of maintaining the Purchaser's proportionate ownership of the equity of the Company, the Company shall grant to the Purchaser at the First Closing a right of first refusal (the "Right of First Refusal") to purchase, pro rata, a portion of any common stock and preferred stock of the Company whether or not authorized on the date hereof, and rights, options, or warrants to purchase common stock or preferred stock and securities of any type whatsoever that are, or may become, convertible into common stock or preferred stock that the Company may from time to time propose to sell and issue. Such pro rata share, for purposes of this Right of First Refusal, is the ratio of (X) the sum of the number of shares of common stock then owned by the Purchaser and the number of shares of common stock issuable upon the conversion of the other equity securities, if any, then owned by the Purchaser, to (Y) the sum of the total number of shares of common stock then outstanding and the total number of shares of common stock issuable upon the conversion of the total number of equity securities then outstanding.

                                  9.  Options to Acquire Additional Shares.

               (a) The Company hereby grants to the Purchaser an exclusive, irrevocable option, exercisable prior to March 30, 2000 to purchase two hundred fifty (250,000) shares of the Company's shares of equity at a price of $2.00 per share (the "First Option"). The shares issuable under the option will be issued in a private placement and will not be registered.

               (b) The Company hereby grants to the Purchaser an exclusive, irrevocable option, exercisable prior to April 30, 2000 to purchase two hundred fifty (250,000) shares of the Company's shares of equity at a price of $2.00 per share (the "Second Option," together with the First Option, the "Equity Options"). The shares issuable under the option will be issued in a private placement and will not be registered.

               (c) Purchaser shall have the option to purchase, and, the Company shall have the obligation to sell, upon the closing of the Second Option, such additional number of shares of the Company's equity that permit Purchaser to acquire one (1) percent more than fifty (50) percent of the outstanding shares of the Company on a fully diluted basis (The "Top Up Option"). The Top Up Option to acquire up to shall expire twelve (12) months from the date of the closing of the Second Option.

                                  10.  Agreement Regarding The Technology

               (a)Upon the First Closing, the Company shall grant the Purchaser the exclusive right to review information relating to the Technology in connection with the Research and Development Agreement and otherwise and the option to acquire the Technology through purchase, exclusive license, or such other agreement as shall provide the purchaser the opportunity to commercialize the Technology. This option to acquire the Technology shall expire upon the Purchaser's failure to exercise either of the Equity Options, or, if the Equity Options are exercised, on April 30, 2001. To exercise this option to acquire the Technology, Purchaser shall give the Company notice of its exercise prior to its expiration and the Company and the Purchaser shall then proceed to immediately negotiate in good faith the terms and conditions of the purchase, license or other agreement pursuant to which Purchaser shall acquire the Technology. The expiration date of this option shall be extended to allow such agreement to be completed. Purchaser shall only be entitled to acquire such rights to the Technology which the Company owns or to which it has license rights. Provided, however, that if Purchaser has not exercised the Top Up Option at the time that it exercises the option to license, purchase or otherwise acquire the Technology, then in that event the license, purchase or other agreement shall provide, without limiting Purchaser's rights to the Technology, that the Company may retain such rights to the Technology as will permit the Company to commercialize the Technology in fields or businesses which in the sole judgment of the Purchaser will not compete with Purchaser's commercialization of the Technology.

               (b)The acquisition of the  Technology by the Purchaser shall be effective only upon the Company and the Purchaser entering into a mutually acceptable agreement. During the period of the Purchaser's exclusive right to review information relating to the Technology and while the agreement relating to the Technology is being negotiated if the Purchaser exercises its option regarding the Technology, the Company shall not provide information concerning the Technology to any third persons without the prior written consent of the Purchaser and shall not negotiate any agreement relating to the Technology with any third persons without the prior written consent of the Purchaser.

                                  11.  Governing Law and Jurisdiction.

               This Agreement shall be governed in all respects by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within Delaware. Any legal action or non-binding mediation relating to this Agreement or the enforcement of any provision of this Agreement may be brought, sited or otherwise commenced in the State of Delaware or any state or federal court located in the State of Delaware.

                                  12.  Entire Agreement.

               This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

                                  13.  Finder's Fees.

               Each of the parties hereto represents and warrants that it has not retained any finder or broker in connection with the transactions contemplated by this Agreement, except that the
          Company has used a finder in connection with the proposed transaction with the Purchaser. The Company shall be solely responsible for paying all fees and expenses of said finder.

                                  14.  Miscellaneous

               14.1 Successors and Assigns. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors, and administrators of the parties hereto.

               14.2 Survival of Representations and Warranties. The representations, warranties, covenants, promises and agreements contained in this Agreement shall survive and remain in full force and effect after the Closing.

               14.3 Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be delivered by hand, by facsimile, by courier, or mailed by first class certified or registered mail, return receipt requested, postage prepaid to the to the addresses of the Company and the Purchaser set forth on the signature page or as an Exhibit hereto, or at such other address as may have been furnished in writing. Notices provided in accordance with this Section 14.3 shall be deemed delivered upon personal delivery, facsimile confirmation, confirmation of delivery by courier, receipt by certified mail, or 48 hours after deposit in the mail in accordance with the above.

               14.4 Entire Agreement. This Agreement, together with the instruments and other documents hereby contemplated to be executed and delivered in connection herewith, contains the entire agreement and understanding of the parties hereto, and supersedes any prior agreements or understandings between or among them, with respect to the subject matter hereof.

               14.5 Amendments and Waivers. Except as otherwise expressly set forth in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement by a party hereto may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the other parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

               14.6 Counterparts. This Agreement may be executed in several counterparts by facsimile copy, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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
               In Witness Whereof, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

          Asea Brown Boveri Inc.
          By:   /s/ Richard Burt
          Name:     Richard Burt
          Title:    Vice President

          FarWest Group
          By:   /s/ Dallas Talley
          Name:     Dallas Talley
          Title:    President

                                        Exhibit 2.12

               1.  FarWest Pump  Company, an affiliate of the  Company, has an outstanding Internal Revenue Service obligation of approximately $315,000 which can be satisfied for approximately $250,000. The Company may be required to cover such outstanding amounts.

               2. The Company has an outstanding obligation of $200,000 owed to Clark Vaught. Clark Vaught has assigned such rights to payment to FarWest Pump Company pursuant to a sale of FarWest Pump Company to FarWest Pump Company's management and Clark Vaught. In connection with such sale, the Company agreed to pay $70,000 to FarWest Pump Company's management to assume liabilities. The $200,000 and $70,000 will be designated to cover FarWest Pump Company's obligations to the Internal Revenue Service. The Company has scheduled a meeting with the Internal Revenue Service in January regarding the payment schedule.

               3. The Company has not filed its 1998 and 1999 income tax returns, both years for which the Company experienced net operating losses. The Company expects to file such returns in January.